COLUMBIA FUNDS VARIABLE INSURANCE TRUST

AMENDMENT NO. 6 TO THE

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Insurance Trust (the “Trust”), dated April 12, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust;

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the liquidation of CTIVP – Lazard International Equity Advantage Fund and have authorized the amendment to said Declaration of Trust as set forth below, effective July 19, 2021:

1. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Variable Portfolio – Managed Risk Fund

Variable Portfolio – Managed Risk U.S. Fund

Variable Portfolio – U.S. Flexible Conservative Growth Fund

Variable Portfolio – U.S. Flexible Growth Fund

Variable Portfolio – U.S. Flexible Moderate Growth Fund

Variable Portfolio – Managed Volatility Conservative Fund

Variable Portfolio – Managed Volatility Conservative Growth Fund

Variable Portfolio – Managed Volatility Growth Fund

2. Section 9 of Article VIII of the Declaration of Trust is hereby amended by replacing the text therein with the following:

Section 9. Addresses. The address of the Trust is 290 Congress Street, Boston, MA 02210. The address of each of the Trustees is 290 Congress Street, Boston, MA 02210.

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of July 19, 2021.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 6 to the Declaration of Trust.

/s/ George S. Batejan George S. Batejan Date: 7/19/2021	/s/ Nancy T. Lukitsh Nancy T. Lukitsh Date: 7/19/2021

/s/ Kathleen A. Blatz Kathleen A. Blatz Date: 7/19/2021	/s/ David M. Moffett David M. Moffett Date: 7/19/2021

/s/ Pamela G. Carlton Pamela G. Carlton Date: 7/19/2021	/s/ Catherine James Paglia Catherine James Paglia Date: 7/19/2021

/s/ Janet L. Carrig Janet L. Carrig Date: 7/19/2021	/s/ Christopher O. Petersen Christopher O. Petersen Date: 7/19/2021

/s/ J. Kevin Connaughton J. Kevin Connaughton Date: 7/19/2021	/s/ Anthony M. Santomero Anthony M. Santomero Date: 7/19/2021

/s/ Olive M. Darragh Olive M. Darragh Date: 7/19/2021	/s/ Minor Mickel Shaw Minor Mikel Shaw Date: 7/19/2021

/s/ Patricia M. Flynn Patricia M. Flynn Date: 7/19/2021	/s/ Natalie A. Trunow Natalie A. Trunow Date: 7/19/2021

/s/ Brian J. Gallagher Brian J. Gallagher Date: 7/19/2021	/s/ Sandra L. Yeager Sandra L. Yeager Date: 7/19/2021

/s/ Douglas A. Hacker Douglas A. Hacker Date: 7/19/2021

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109